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                                                                    Exhibit 23.1

                     CONSENT OF STONEFIELD JOSEPHSON, INC.

                         CERTIFIED PUBLIC ACCOUNTANTS



         The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Internet Ventures, Inc. for the years ended March 31, 1997, 1998 and 1999 and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Internet Ventures, Inc.



/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California

Dated: February 8, 2000